Exhibit 99.4

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

among

MANNKIND CORPORATION

and

THE OTHER PARTIES HERETO,

as Grantors and Guarantors,

and

DEERFIELD PRIVATE DESIGN FUND II, L.P. and

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.,

as Purchasers

and

DEERFIELD PRIVATE DESIGN FUND II, L.P. and HORIZON SANTÉ FLML SÀRL, as

Milestone Creditors

July 1, 2013

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT dated as of July 1, 2013 (this “Agreement”) is entered into among MANNKIND CORPORATION, a Delaware corporation (“Borrower”), MANNKIND LLC, a Delaware limited liability company (“MLLC”), and each other Person signatory hereto as a Grantor (together with Borrower and MLLC and any other Person that becomes a party hereto as provided herein, the “Grantors” and each, a “Grantor”) in favor of DEERFIELD PRIVATE DESIGN FUND II, L.P. and DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P. (the “Purchasers”) and DEERFIELD PRIVATE DESIGN FUND II, L.P., and HORIZON SANTÉ FLML SÀRL (“Milestone Creditors”, and together with the Purchasers, each a “Secured Creditor” and collectively the “Secured Creditors”).

RECITALS

A. Purchasers have agreed to purchase secured convertible notes in the aggregate principal amount of up to One Hundred Sixty Million Dollars ($160,000,000) from Borrower pursuant to the Facility Agreement (defined below). Borrower is affiliated with each other Grantor.

B. Borrower is obligated and indebted to Milestone Creditors pursuant to milestone rights (the “Milestone Rights”) issued and sold pursuant to that certain Milestone Rights Purchase Agreement of even date herewith (as amended, supplemented, restated or otherwise modified from time to time, the “Milestone Agreement”) between Borrower and Milestone Creditors.

C. The Borrower and the Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from extensions of credit under the Facility Agreement.

D. It is a condition precedent to Purchasers’ obligation to extend credit under the Facility Agreement that the Grantors shall have executed and delivered this Agreement to Purchasers.

In consideration of the premises and to induce Purchasers to enter into the Facility Agreement and to induce Purchasers to extend credit thereunder, each Grantor hereby agrees with Secured Creditors as follows:

SECTION 1	DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Facility Agreement and Milestone Agreement and used herein shall have the meanings given to them in the Facility Agreement and Milestone Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, General Intangibles, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper.

1.2 When used herein the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Borrower Obligations” means all Obligations of the Borrower under the Facility Agreement and in respect of the Notes and all obligations of Borrower to Milestone Creditors under the Milestone Agreement and in respect of the Milestone Rights.

“Closing Date” means the date of this Agreement.

“Collateral” means any and all property or other assets, now existing or hereafter acquired or created, real or personal, tangible or intangible, wherever located, and whether owned by, consigned to, or held by, or under the care, custody or control of Grantors (or any of them), including:

(a) money, cash, and cash equivalents;

(b) Accounts and all of each Grantor’s rights and benefits under the Accounts, including, but not limited to, each Grantor’s right to receive payment in full of the obligations owing to such Grantor thereunder, whether now or hereafter existing, together with any and all guarantees, other Supporting Obligations and/or security therefore, as well as all of Grantors’ Books and Records relating thereto;

(c) Deposit Accounts, other bank and deposit accounts (including any bank accounts maintained by Grantors (or any of them)), and all sums on deposit in any of them, and any items in such accounts;

(d) Investment Property;

(e) Inventory, Equipment, Fixtures, and other Goods;

(f) Chattel Paper, Documents, and Instruments;

(g) letters of credit and Letter of Credit Rights;

(h) Supporting Obligations;

(i) Commercial Tort Claims and all other Identified Claims;

(j) books and records;

(k) General Intangibles (including all Intellectual Property, claims, Payment Intangibles, contract rights, choses in action, and software);

(l) all of each Grantor’s other interests in property of every kind and description, and the products, profits, rents of, dividends or distributions on, or accessions to such property; and

(m) all Proceeds (including insurance claims and insurance proceeds) of any of the foregoing, regardless of whether the Collateral, or any of it, is property as to which the UCC provides the perfection of a security interest, and all rights and remedies applicable to such property.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Notwithstanding the foregoing, “Collateral” shall not include Excluded Property.

“Control Agreement” means an agreement among a Grantor or any of its Subsidiaries, Secured Creditors and (i) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of such Grantor, (ii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by such Grantor, or (iii) a bank with respect to a Deposit Account, whereby, among other things, the issuer, securities intermediary or futures commission merchant, or bank limits any Lien that it may have in the applicable financial assets or Deposit Account in a manner reasonably satisfactory to Secured Creditors, acknowledges the Lien of Secured Creditors on such financial assets or Deposit Account, and agrees to follow the instructions or entitlement orders of Secured Creditors without further consent by such Grantor. For purposes of any Control Agreement, Deerfield Private Design Fund II, L.P. shall serve as agent for the Secured Creditors.

“Excluded Accounts” shall mean (a) any Deposit Account of a Grantor that is used by such Grantor solely as a payroll account for the employees of Borrower or its Subsidiaries or the funds in which consist solely of funds held by any Grantor in trust for any director, officer or employee of any Grantor or any employee benefit plan maintained by any Grantor or funds representing deferred compensation for the directors and employees of any Grantor, (b) escrow accounts, Deposit Accounts and trust accounts, in each case either securing Permitted Liens or otherwise entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Grantor holds the funds exclusively for the benefit of an unaffiliated third party, (c) accounts that are swept to a zero balance on a daily basis to a Deposit Account that is subject to a Control Agreement, and (d) Deposit Accounts and securities accounts held in jurisdictions outside the United States.

“Excluded Property” means, collectively, (a) any permit, license or agreement entered into by any Grantor (i) to the extent that any such permit, license or agreement or any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law, (ii) which would be abandoned, invalidated or unenforceable as a result of the creation of a Lien in favor of Secured Creditors or (iii) to the extent that the creation of a Lien in favor of Secured Creditors would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), (b) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Facility Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Grantor and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property, (c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (d) Insulin Inventory and any equity interests in any Insulin Subsidiary, (e) the Oncology Assets and any equity interests in any Oncology Subsidiary, (f) equity interests in joint ventures or any non-Wholly Owned Subsidiaries to the extent not permitted by the terms of such entity’s Organization Documents or joint venture documents, (g) voting equity interests in a Foreign Subsidiary or Foreign Subsidiary Holding Company that is not a Grantor, in excess of 65% of the total voting equity interests in such Subsidiary, to the extent the pledge thereof would result in material adverse Tax consequences to Borrower and its Subsidiaries as determined in good faith by Borrower, (h) any assets (including intangibles) not located in the United States to the extent the grant of a security interest therein is restricted or prohibited by applicable law or contract (after giving effect to applicable anti-assignment provisions of the UCC or other applicable law), (i) any property and assets subject to Permitted Liens securing debt permitted by clause (xiv) of the definition of Permitted Indebtedness, (j) motor vehicles and other assets subject to certificates of title, and (k) the Real Property Collateral; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Facility Agreement” means the Facility Agreement of even date herewith between Borrower and Purchasers, as amended, supplemented, restated or otherwise modified from time to time.

“Grantor” has the meaning set forth in the preamble of this Agreement.

“Guarantor Obligations” means, collectively, with respect to each Guarantor, all obligations and liabilities of such Guarantor to Secured Creditors under this Agreement.

“Guarantors” means the collective reference to each Grantor (other than Borrower) and “Guarantor” means any of them.

“Identified Claims” means the Commercial Tort Claims described on Schedule G of the Disclosure Letter as such schedule shall be supplemented from time to time in accordance with the terms and conditions of this Agreement.

“Insulin Inventory” means any insulin owned by Borrower and its Subsidiaries and any contractual rights and obligations pursuant to which Borrower purchases or has purchased such insulin, including without limitation, the agreements set forth on Schedule H of the Disclosure Letter.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement.

“Oncology Assets” means any Intellectual Property and other assets related to Borrower’s oncology programs, including without limitation, the patents and trademarks set forth on Schedule I of the Disclosure Letter and any licenses relating to the foregoing.

“Paid in Full” means with respect to a Purchaser (a) all Secured Obligations to such Purchaser (other than contingent claims for indemnification or reimbursement not then asserted and Secured Obligations to Milestone Creditors under the Milestone Agreement and in respect of the Milestone Rights) have been indefeasibly repaid in full in cash and have been fully performed, (b) all other obligations (other than contingent claims for indemnification or reimbursement not then asserted) under the Facility Agreement and the other Transaction Documents (other than the Milestone Agreement and any other document delivered in connection therewith) have been completely discharged, and (c) all commitments of such Purchaser, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired.

“Pledged Equity” means the equity interests listed on Schedule A of the Disclosure Letter, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Notes” means all promissory notes listed on Schedule A of the Disclosure Letter, all intercompany notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Real Property Collateral” means the Property under and as defined in that certain Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents (Valencia, CA) dated as of the date hereof made by the Borrower to Fidelity National Title Company, as trustee for the benefit of the Secured Creditors and that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Danbury, CT) dated as of the date hereof by the Borrower in favor of the Secured Creditors.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means, in the case of Borrower, the Borrower Obligations and, in the case of each Guarantor, its Guarantor Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Uniform Commercial Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; provided further that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Creditors’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

SECTION 2	GUARANTY.

2.1 Guaranty.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to Secured Creditors and their successors and permitted assigns, the prompt and complete payment and performance by Borrower of the Borrower Obligations when due (whether at the stated maturity, by acceleration or otherwise).

(b) The guaranty contained in this Section 2 is a guaranty of payment and shall remain in full force and effect until all of the Secured Obligations to such Purchaser under the Facility Agreement and in respect of the Notes shall have been Paid in Full.

(c) No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by Secured Creditors from Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which Guarantor shall, notwithstanding any such payment (other than any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured

Obligations until the Secured Obligations to the Purchasers under the Facility Agreement and in respect of the Notes are Paid in Full. Upon the Secured Obligations to the Purchasers under the Facility Agreement and in respect of the Notes being Paid in Full, the guaranty under this Agreement shall be terminated automatically without any further action.

2.2 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Secured Creditors, no Guarantor shall be entitled to be subrogated to any of the rights of Purchasers against Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by Purchasers for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations to the Purchasers under the Facility Agreement and in respect of the Notes are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations to the Purchasers under the Facility Agreement and in respect of the Notes shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Secured Creditors, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Secured Creditors in the exact form received by such Guarantor (duly indorsed by such Guarantor to Purchasers, if required), to be applied against the Secured Obligations, whether matured or unmatured, in a manner consistent with the provisions of the Facility Agreement and Milestone Agreement.

2.3 Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by any Secured Creditor may be rescinded by any Secured Creditor and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Creditor, and the Facility Agreement, Milestone Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Secured Creditors may deem advisable from time to time. Secured Creditors shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

Secured Creditors may, from time to time, in their reasonable discretion and without notice to the Guarantors (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any personal property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any personal property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such personal property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Secured Creditors shall have resorted to any personal property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.4 Waivers.

(a) To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Secured Creditors upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2. The Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between Borrower and any of the Guarantors, on the one hand, and any Secured Creditor, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. To the extent permitted by applicable law, each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

(b) Upon the existence and continuance of an Event of Default, Secured Creditors in their sole discretion, without prior notice to or consent of any Guarantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Secured Obligations under the Transaction Documents or the Milestone Agreement, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Secured Obligations or any part of it or make any other accommodation with Borrower or Guarantors, or (iv) exercise any other remedy against any Grantor or any security. No such action by Secured Creditors shall release or limit the liability of any Guarantor, who shall remain liable under this Guaranty after the action, even if the effect of the action is to deprive such Guarantor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from any Grantor for any sums paid to Secured Creditors, whether contractual or arising by operation of law or otherwise. Each Guarantor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Secured Creditors or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Secured Obligations.

(c) Each Guarantor understands and acknowledges that if a Secured Creditor forecloses judicially or nonjudicially against any real property security for the Secured Obligations, that foreclosure could impair or destroy any ability that such Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right each Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by such Guarantor under this guaranty. Each Guarantor further understands and acknowledges that in the absence of this Section, such potential impairment or destruction of such Guarantor’s rights, if any, may entitle such Guarantor to assert a defense to this guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968). By executing this guaranty, each Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this guaranty even though Lender may foreclose judicially or nonjudicially against any real property security for the Loan; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which any Secured Creditor may commence to enforce this guaranty; (iii) acknowledges and agrees that the rights and defenses waived by each Guarantor under this guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of

Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that each Secured Creditor is relying on this waiver in purchasing the Notes or the Milestone Rights, as applicable, and that this waiver is a material part of the consideration which each Secured Creditor is receiving for paying the purchase price for the Notes and the Milestone Rights.

(d) Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(e) Each Guarantor waives all rights and defenses that such Guarantor may have because the Borrower’s Obligations are secured by real property. This means, among other things:

(i) Secured Creditor may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or another Guarantor.

(ii) If any Secured Creditor forecloses on any real property collateral pledged by Borrower or any Guarantor:

(A) The amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Secured Creditor may collect from such Guarantor even if Secured Creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Borrower.

This Section is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Secured Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

2.5 Payments. Each Guarantor hereby guaranties that payments hereunder will be paid to Secured Creditors without set-off or counterclaim in Dollars at the office of Secured Creditors specified in the Facility Agreement and Milestone Agreement, as applicable.

SECTION 3	GRANT OF SECURITY INTEREST.

3.1 Grant. Each Grantor hereby grants to Secured Creditors, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property and the Collateral securing the Secured Obligations to Milestone Creditors shall be limited to the Product Intellectual Property, Product Regulatory Rights and all Proceeds thereof. Upon the Secured Obligations to Purchasers under the Facility Agreement and in respect of the Notes being Paid in Full, the Collateral shall be released and Secured Creditors’ Liens terminated automatically without any further action.

SECTION 4	REPRESENTATIONS AND WARRANTIES.

To induce Secured Creditors to enter into the Facility Agreement and Milestone Agreement and to induce Purchasers to make extensions of credit to Borrower under the Facility Agreement, each Grantor jointly and severally hereby represents and warrants to Secured Creditors that:

4.1 Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. As of the Closing Date, no effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens.

4.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule B of the Disclosure Letter (which filings and other documents referred to on Schedule B of the Disclosure Letter, have been delivered to Secured Creditors in completed form, except for the Control Agreements in connection with the Deposit Account and securities account listed on Schedule F of the Disclosure Letter, which shall be delivered within 60 days of the date hereof) will constitute valid perfected security interests in all of the Collateral (other than with respect to the perfection of the security interest granted in Excluded Accounts) in favor of Secured Creditors as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof and in accordance with the terms of the Facility Agreement and Milestone Agreement and (b) shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Secured Creditors’ Lien by operation of law or permitted pursuant to the Facility Agreement upon (i) in the case of all pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property, in each case in certificated form, the delivery thereof to Secured Creditors of such pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Purchasers or in blank and (ii) in the case of all other pledged instruments and tangible chattel paper that are not pledged certificated stock, Pledged Notes, Pledged Equity and other pledged Investment Property, the delivery thereof to Secured Creditors of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary to perfect the Lien granted hereunder on the Collateral have been duly taken. As of the date hereof, the filings and other actions specified on Schedule B of the Disclosure Letter constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3 Grantor Information. On the date hereof, Schedule C of the Disclosure Letter sets forth (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its Organizational Documents and (d) each Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the date hereof, Schedule D of the Disclosure Letter sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Collateral constituting Inventory and Equipment with a book value in excess of $150,000 individually or $300,000 in the aggregate for all Grantors owned by each Grantor is kept (other than Collateral constituting Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement) and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). On the Closing Date, no Collateral (other than Collateral constituting Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement)

with a book value greater than $150,000 individually or $300,000 in the aggregate for all Grantors is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule D of the Disclosure Letter.

4.5 Certain Property. As of the Closing Date, none of the Collateral constitutes, or is the Proceeds of, (a) Farm Products or (b) Health Care Insurance Receivables.

4.6 Investment Property.

(a) The Pledged Equity pledged by each Grantor hereunder constitutes all the issued and outstanding equity interests of each Issuer owned by such Grantor.

(b) To the knowledge of the applicable Grantor, all of the Pledged Equity has been duly and validly issued and, in the case of shares of capital stock, is fully paid and nonassessable.

(c) To the knowledge of the applicable Grantor, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

4.7 As of the date hereof, Schedule A of the Disclosure Letter lists all Investment Property (other than Pledged Equity and Pledged Debt) owned by each Grantor with a value greater than $150,000 individually or $300,000 in the aggregate for all Grantors. Each Grantor is the record and beneficial owner of, and has good and valid title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.8 Receivables.

(a) No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Secured Creditors.

(b) No obligor on any Receivable is a Governmental Authority.

(c) The amounts represented by such Grantor to Secured Creditors from time to time as owing to such Grantor in respect of the Receivables will at all such times be accurate in all material respects.

4.9 Intellectual Property. Schedule E of the Disclosure Letter lists all Intellectual Property (other than Intellectual Property consisting of Oncology Assets) that is registered or is the subject of an application to register and owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule E of the Disclosure Letter and except for non-exclusive licenses of software and other Intellectual Property acquired in the ordinary course of business, none of the Intellectual Property (other than Intellectual Property consisting of Oncology Assets) of any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

4.10 Depositary and Other Accounts. Schedule F of the Disclosure Letter of the lists all banks and other financial institutions at which any Grantor maintains deposit or other accounts as of the Closing Date (other than Excluded Accounts) and such Schedule F of the Disclosure Letter correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

4.11 Facility Agreement. Each Grantor makes each of the representations and warranties made by Borrower in Sections 3.1(a), 3.1(g) and 3.1(i), of the Facility Agreement to the extent applicable to it on the date such Grantor becomes a party hereto (which representations and warranties shall be deemed to be renewed upon each borrowing under the Facility Agreement). Such representations and warranties shall be incorporated herein by this reference as if fully set forth herein.

SECTION 5	COVENANTS.

Each Grantor covenants and agrees with Secured Creditors that, from and after the date of this Agreement until the Secured Obligations to the Purchasers under the Facility Agreement and in respect of the Notes shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $150,000 individually or $300,000 in the aggregate for all Grantors shall be or become evidenced by any Instrument, certificated security or Chattel Paper, such Instrument, certificated security or Chattel Paper shall (unless Secured Creditors have agreed in writing that such delivery will not be required) be promptly (and, in any event, within ten (10) Business Days) delivered to Secured Creditors, duly indorsed in a manner reasonably satisfactory to Secured Creditors, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall (unless Secured Creditors have agreed in writing that such control will not be required) cause Secured Creditors to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that an Event of Default shall have occurred and be continuing, upon the request of Secured Creditors, any Instrument, certificated security or Chattel Paper not theretofore delivered to Purchasers and at such time being held by any Grantor shall be promptly (and, in any event, within ten (10) Business Days) delivered to Secured Creditors, duly indorsed in a manner satisfactory to Purchasers, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Secured Creditors to have control thereof within the meaning set forth in Section 9-105 of the UCC.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2, and shall take all commercially reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to Secured Creditors from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Secured Creditors may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of Secured Creditors, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Secured Creditors may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) in the case of Investment Property and any other relevant Collateral, taking any such requested actions necessary to enable Secured Creditors to obtain “control” (within the meaning of the applicable UCC) with respect to such Investment Property or Collateral to the extent required to be pledged hereunder. Notwithstanding anything to the contrary set forth herein, no actions in any jurisdiction outside the United States shall be required in order to create any security interests in assets located or titled outside of the United States or to perfect any security interests in such assets, including any intellectual property registered in any jurisdiction outside the United States.

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 5 Business Days’ prior written notice to Secured Creditors and delivery to Secured Creditors of (a) all additional financing statements and other documents reasonably requested by Secured Creditors as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule D of the Disclosure Letter showing any additional location at which Collateral consisting of Inventory or Equipment with a book value in excess of $150,000 individually or $300,000 in the aggregate for all Grantors shall be kept (other than Collateral consisting of Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement):

(i) permit any of the Inventory or Equipment with a book value greater than $150,000 individually or $300,000 in the aggregate for all Grantors to be kept at a location other than those listed on Schedule D of the Disclosure Letter, other than the Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement;

(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule C of the Disclosure Letter or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its name, identity or corporate structure.

5.4 Notices. Such Grantor will advise Secured Creditors promptly upon becoming aware, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5 Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Secured Creditors, hold the same in trust for Secured Creditors and deliver the same forthwith to Secured Creditors in the exact form received, duly indorsed by such Grantor to Secured Creditors, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Secured Creditors so request, signature guarantied, to be held by Secured Creditors, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Secured Creditors to be held by them hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Secured Creditors, be delivered to Secured Creditors to be held by them hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Secured Creditors, hold such money or property in trust for Secured Creditors, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of Secured Creditors, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Facility Agreement, (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or Secured Creditors to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, any such action which is not prohibited by the Facility Agreement.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Secured Creditors promptly in writing of the occurrence of any of the events described in Section 5.5(a) of this Agreement with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 of this Agreement shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of this Agreement regarding the Investment Property issued by it.

5.6 Receivables. Other than in the ordinary course of business or with respect to amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that would reasonably be expected to adversely affect the value thereof in any material respect.

5.7 Intellectual Property. Except as expressly permitted by the Facility Agreement,

(a) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.

(b) Such Grantor will notify Secured Creditors promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any determination or development regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same that would reasonably be expected to have a Material Adverse Effect.

(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office, such Grantor shall report such filing to Secured Creditors concurrently with the next delivery of financial statements of Borrower pursuant to the Facility Agreement. Upon the request of Secured Creditors, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Purchasers may request to evidence Secured Creditors’ security interest in any copyright, patent or trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby with the United States Patent and Trademark Office or United States Copyright Office, as applicable.

(d) In the event that any material Intellectual Property owned by such Grantor is infringed upon or misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

5.8 Depositary and Other Deposit Accounts. No Grantor shall open any depositary or other deposit accounts (other than Excluded Accounts) unless such Grantor shall have given to Secured Creditors 10 calendar days’ prior written notice (or such lesser notice as Secured Creditors may agree in its sole discretion) of its intention to open any such new deposit accounts.

5.9 Other Matters.

(a) Each Grantor authorizes Secured Creditors to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and each Grantor agrees to furnish any such information to Purchasers promptly upon request. Any such financing statement, continuation statement or amendment may be signed by Secured Creditors on behalf of any Grantor and may be filed at any time in any jurisdiction.

(b) Each Grantor shall, at any time and from time and to time, take such steps as Secured Creditors may reasonably request for Secured Creditors to insure the continued perfection and priority of Secured Creditors’ security interest in any of the Collateral and of the preservation of its rights therein.

(c) If any Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with a value in excess of $150,000 individually or $300,000 in the aggregate for all Grantors and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall promptly (and, in any event, within ten (10) Business Days) notify Secured Creditors thereof in writing and supplement Schedule G of the Disclosure Letter, therein providing a reasonable description and summary thereof, and upon delivery thereof to Secured Creditors, such Grantor shall be deemed to thereby grant to Secured Creditors (and such Grantor hereby grants to Secured Creditors) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

5.10 Facility Agreement. Each of the Grantors covenants that it will, and, if necessary, will enable Borrower to, fully comply with each of the covenants and other agreements set forth in the Facility Agreement.

5.11 Insurance. Borrower shall:

(a) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as are customarily insured for by Persons engaged in businesses similar to that of Borrower. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the Closing Date, delivered to Secured Creditors, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Secured Creditors, showing loss under such insurance policies payable to Secured Creditors. Such endorsement, or an independent instrument furnished to Secured Creditors, shall provide that the insurance company shall give Secured Creditors at least thirty (30) days written notice before any such policy of insurance is altered or canceled.

(b) Maintain, at their expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as are customarily insured for by Persons engaged in businesses similar to that of Borrower and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the Closing Date, delivered to Secured Creditors, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Secured Creditors as additional insureds thereunder and providing that the insurance company shall give Secured Creditors at least thirty (30) days written notice before any such policy shall be altered or canceled.

SECTION 6	REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables.

(a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, Secured Creditors shall have the right to make test verifications of the Receivables in any manner and through any medium that they reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Secured Creditors may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon Secured Creditors’ request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to Secured Creditors to furnish to Secured Creditors reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) Secured Creditors hereby authorize each Grantor to collect such Grantor’s Receivables, and Secured Creditors may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Secured Creditors at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Secured Creditors if required and upon notice to such Grantor, in a collateral account maintained under the sole dominion and control of Secured Creditors, subject to withdrawal by Secured Creditors only as provided in Section 6.5, and (ii) until so turned over after such request by Secured Creditors, shall be held by such Grantor in trust for Secured Creditors, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at Secured Creditors’ request, each Grantor shall deliver to Secured Creditors copies of all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all orders, invoices and shipping receipts.

(d) Each Grantor hereby irrevocably authorizes and empowers Secured Creditors, in Secured Creditors’ sole discretion, at any time after the occurrence and during the continuance of an Event of Default, following Secured Creditors’ concurrent notice to such Grantor, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against the sellers under or with respect to any agreements assigned or collaterally assigned to Secured Creditors and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Secured Obligations in such order as Secured Creditors may determine in its discretion. After the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably makes, constitutes and appoints Secured Creditors as their true and lawful attorney in fact for the purpose of enabling Secured Creditors to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) Secured Creditors in their own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Secured Creditors’ satisfaction the existence, amount and terms of any Receivables.

(b) Upon the written request of Secured Creditors at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Secured Creditors and that payments in respect thereof shall be made directly to Secured Creditors.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Secured Creditors shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Secured Creditors of any payment relating thereto, nor shall Secured Creditors be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) After the occurrence and during the continuance of an Event of Default, for the purpose of enabling Secured Creditors to exercise rights and remedies under this Agreement, each Grantor hereby grants to Secured Creditors an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3 Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and Secured Creditors shall have given written notice to the relevant Grantor of Secured Creditors’ intent to exercise their corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Facility Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which would reasonably be expected to materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Facility Agreement, this Agreement or any other Transaction Document.

(b) If an Event of Default shall occur and be continuing and a Secured Creditor shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) Secured Creditors shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as Secured Creditors may determine in their discretion, (ii) Secured Creditors shall have the right to cause any or all of the Investment Property to be registered in the name of Secured Creditors or their nominee and (iii) Secured Creditors’ or their nominee may exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise (or by written consent) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if they were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Secured Creditors of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Creditors may determine), all without liability except to account for property actually received by it, but Secured Creditors shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) After the occurrence and during the continuance of an Event of Default, each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Secured Creditors in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Secured Creditors.

6.4 Proceeds to be Turned Over to Secured Creditors. In addition to the rights of Secured Creditors specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Secured Creditors, segregated from other funds of such Grantor, and shall, upon written request of Secured Creditors, forthwith upon receipt by such Grantor, be turned over to Secured Creditors in the exact form received by such Grantor (duly indorsed by such Grantor to Purchasers, if required). All Proceeds received by Secured Creditors hereunder shall be held by Secured Creditors in a collateral account maintained under its sole dominion and control. All Proceeds, while held by Secured Creditors in any collateral account (or by such Grantor in trust for Secured Creditors) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. Secured Creditors may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as Secured Creditors shall determine in its discretion. Any part of such funds which Secured Creditors elect not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Secured Creditors to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations to the Purchasers under the Facility Agreement and in respect of the Notes shall have been Paid in Full and any amounts due and owing under the Milestone Agreement have been satisfied shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, Secured Creditors may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Secured Creditors, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than defense of payment), advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of a Secured Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Secured Creditors shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at Secured Creditors’ request, to assemble the Collateral and make it available to Secured Creditors at places which Secured Creditors shall reasonably select, whether at such Grantor’s premises or elsewhere. Secured Creditors shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Creditors hereunder, to the payment in whole or in part of the Secured Obligations, in such order as Secured Creditors may elect in its discretion, and only after such application and after the payment by Secured Creditors of any other amount required by any provision of law, need Purchasers account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Secured Creditors arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other disposition.

6.7 Sale of Pledged Equity.

(a) Each Grantor recognizes that Secured Creditors may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Creditors shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to Secured Creditors, that Secured Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Facility Agreement or Milestone Agreement.

6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by Secured Creditors to collect such deficiency.

SECTION 7	MISCELLANEOUS.

7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 6.6 of the Facility Agreement.

7.2 Notices. All notices, requests and demands to or upon Secured Creditors or any Grantor hereunder shall be addressed to such party and effected in the manner provided for in Section 6.1 of the Facility Agreement or Section 5 of the Milestone Agreement, as applicable.

7.3 Indemnification by Grantors. Each Grantor agrees to jointly and severally indemnify, pay, and hold Secured Creditors and their Affiliates, officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable and documented out-of-pocket costs and expenses (including all reasonable documented out-of-pocket fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Transaction Documents (other than the Registration Rights Agreement); provided that no Grantor shall have any obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable order of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Grantor agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. The provisions in this Section 7.3 shall survive repayment of all (and shall be) Secured Obligations (and all commitments of Purchasers, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral and termination of this Agreement.

7.4 Enforcement Expenses.

(a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand Secured Creditors for all reasonable out-of-pocket documented costs and expenses incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b) Each Grantor agrees to pay, and to save Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) The agreements in this Section 7.4 shall survive repayment of all (and shall be) Secured Obligations (and all commitments of Secured Creditors, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral and termination of this Agreement.

7.5 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

7.6 Nature of Remedies. All Secured Obligations of each Grantor and rights of Secured Creditors expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Purchasers, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.7 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

7.8 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision under this Agreement or any of the other Loan Documents shall not affect or impair the remaining provisions in this Agreement or any of the other Loan Documents.

7.9 Entire Agreement. This Agreement and the other Transaction Documents to which the parties hereto are parties embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement. If any provision contained in this Agreement conflicts with any provision of the Facility Agreement, then with regard to such conflicting provisions, the Facility Agreement shall govern and control.

7.10 Successors; Assigns. This Agreement shall inure to the successors and assigns of the Parties, except that (a) no Grantor may assign or otherwise transfer all or any part of its rights under this Agreement without the prior written consent of the Secured Creditors and (b) the Secured Creditors may not assign their obligations under this Agreement prior to the earlier of the issuance of the Tranche 4

Notes and December 30, 2014 without the prior written consent of the Borrower; provided, however, that (i) any Grantor may assign or otherwise transfer all or any part of its rights under this Agreement in connection with any liquidation, dissolution, merger, consolidation or reorganization not prohibited by Section 5.2(a) of the Facility Agreement or any Transfer not prohibited by Section 4(d) of the Milestone Agreement and (ii) any Secured Creditor may assign its obligations under this Agreement in connection with any assignment of Milestone Rights and obligations under the Milestone Agreement permitted by Section 7(g) of the Milestone Agreement or in connection with any assignment of Notes and obligations under the Facility Agreement permitted by Section 10 of the Notes and Section 1.4 of the Facility Agreement.

7.11 Applicable Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed in such State. To the extent that the Parties may, in any suit, action or other proceeding brought in any court arising out of or in connection with any Transaction Document, be entitled to the benefit of any provision of law requiring the Borrower or the Purchasers, as applicable, in such suit, action or other proceeding to post security for the costs of the Borrower or the Purchasers, as applicable, or to post a bond or to take similar action, the Parties hereby irrevocably waive such benefit, in each case to the fullest extent now or hereafter permitted under any applicable laws.

7.12 Consent to Jurisdiction. All legal proceedings concerning the interpretation and enforcement of this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or other proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under Section 6.1 of the Facility Agreement or Section 7 of the Milestone Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

7.13 Waiver of Jury Trial. Each Party hereby waives any and all rights to demand a trial by jury in any action, suit or other proceeding arising out of any Transaction Document or the transactions contemplated by any Transaction Document.

7.14 Set-off. Each Grantor agrees that Secured Creditors have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, Secured Creditors may apply to the payment of any Secured Obligations in such order as Secured Creditors may determine in its discretion, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Secured Creditors. Secured Creditors hereby agrees that it shall endeavor to notify such Grantor of any such set-off or any such application, but failure to notify shall have no adverse determination or effect hereunder.

7.15 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) Secured Creditors have no fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Grantors, on the one hand, and Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and Secured Creditors.

7.16 Additional Grantors. Each Person, required to become a Grantor pursuant to the Facility Agreement, shall become a party to this Agreement and become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of a joinder agreement in the form of Annex I hereto.

7.17 Releases.

(a) At such time as the Secured Obligations to the Purchasers under the Facility Agreement and in respect of the Notes have been Paid in Full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all guarantees and obligations (other than those expressly stated to survive such termination) of Secured Creditors and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. A Subsidiary shall automatically be released from its obligations under this Agreement and the security interest in the Collateral of such Subsidiary shall be automatically released upon the consummation of any transaction permitted by the Facility Agreement as a result of which such Subsidiary ceases to be a Subsidiary of the Borrower or ceases to be a Guarantor. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of any Grantor following any such termination, Secured Creditors shall promptly deliver to the Grantors any Collateral held by Secured Creditors hereunder, and execute and deliver to the Grantors such documents (including authorization to file UCC termination statements) as the Grantors shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Facility Agreement or if such Collateral otherwise becomes Excluded Property, then Secured Creditors, at the request and sole expense (to the extent reasonable, documented and out-of-pocket) of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the equity interests of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Facility Agreement.

Notwithstanding the foregoing, each of the Secured Creditors agree: (i) to subordinate any Lien granted to or held by any Secured Creditor under any Transaction Document on any Inventory consisting of the Product or raw materials, work in process and materials used for the manufacture of the Product (other than Insulin Inventory owned by any Grantor as of the date of this Agreement) (collectively, “Product Inventory”), Receivables arising from the sale or licensing of the Product (including, without limitation Receivables representing royalties or other amounts due under licenses of Intellectual Property for the sale of the Product) (collectively, “Product Receivables”) or proceeds thereof, in connection with the entry by any Grantor into a working capital facility permitted by clause (xii) of the definition of Permitted Indebtedness; and (ii) to enter into subordination, non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of the Facility Agreement, the Milestone Agreement or the other Transaction Documents (it being agreed that a non-disturbance agreement substantially in the form attached as Annex II shall be acceptable to the Secured Creditors).

7.18 Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Secured Creditors, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Secured Creditors, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Secured Creditors may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Secured Creditors to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Secured Creditors against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.19 Reinstatement. In the event that any payment in respect of the Secured Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[Signatures Immediately Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	MANNKIND CORPORATION, a Delaware corporation

	By:	/s/ Matthew J. Pfeffer
	Name:	Matthew J. Pfeffer
	Title:	Corporate Vice President and Chief Financial Officer

MANNKIND LLC, a Delaware limited liability company

	By:	/s/ Matthew J. Pfeffer
	Name:	Matthew J. Pfeffer
	Title:	Corporate Vice President and Chief Financial Officer

LENDERS:	DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., a Delaware limited partnership

	By:	Deerfield Mgmt., L.P., General Partner

	By:	J.E. Flynn Capital LLC, General Partner

	By:	/s/ James E. Flynn
	Name:	James E. Flynn
	Title:	President

DEERFIELD PRIVATE DESIGN FUND II, L.P., a British Virgin Islands limited partnership

	By:	Deerfield Mgmt., L.P., General Partner

	By:	J.E. Flynn Capital LLC, General Partner

	By:	/s/ James E. Flynn
	Name:	James E. Flynn
	Title:	President

MILESTONE CREDITORS:	DEERFIELD PRIVATE DESIGN FUND II, L.P., a Delaware limited partnership

	By:	Deerfield Mgmt., L.P., General Partner

	By:	J.E. Flynn Capital LLC, General Partner

	By:	/s/ James E. Flynn
	Name:	James E. Flynn
	Title:	President

HORIZON SANTÉ FLML SÀRL, a Luxembourgh Société á Responsibilité Limitée

	By:	/s/ Alexis Cazé
	Name:	Alexis Cazé
	Title:	Manager A

	By:	/s/ Florence Gerardy
	Name:	Florence Gerardy
	Title:	Manager B

EXECUTION VERSION

ANNEX I

FORM OF JOINDER TO GUARANTY AND SECURITY AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [            ], 20[    ] is executed by the undersigned for the benefit of                      (the “Secured Creditors”) in connection with that certain Guaranty and Security Agreement dated as of July 1, 2013 among the Grantors party thereto and Secured Creditors (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Security Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 7.16 of the Guaranty and Security Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each such Person hereby agrees as follows:

1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Security Agreement and agrees that such person or entity is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Security Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to Secured Creditors and (to the extent provided therein) its Affiliates, a security interest in all of its right, title and interest in and to the Collateral (other than Excluded Property) owned thereby to secure the Secured Obligations.

2. The Schedules to the Disclosure Letter are hereby amended to add the information relating to each such Person set out on the Schedules to the Disclosure Letter. Each such Person hereby makes to Secured Creditors the representations and warranties set forth in the Guaranty and Security Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier) as of the date hereof after giving effect to such amendment to such Schedules (except to the extent stated to relate to a specific earlier date).

3. In furtherance of its obligations under Section 5.2 of the Guaranty and Security Agreement, each such Person agrees to deliver to Purchasers appropriately complete UCC financing statements naming such person or entity as debtor and Secured Creditors as secured party, and describing its Collateral and such other documentation as Purchasers (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Security Agreement, as modified hereby. Each such Person acknowledges the authorizations given to Secured Creditors under the Section 5.9 of the Guaranty and Security Agreement and otherwise.

4. Each such Person’s address for notices under the Guaranty and Security Agreement shall be the address of Borrower set forth in the Facility Agreement and each such Person hereby appoints the Company as its agent to receive notices hereunder.

5. Secured Creditors acknowledge that upon the effectiveness of this Agreement, the undersigned shall have the rights of a Grantor and Guarantor under the Guaranty and Security Agreement.

6. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Security Agreement and shall be governed by all the terms and provisions of the Guaranty and Security Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of Secured Creditors’ acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to Secured Creditors.

[add signature block for each new Grantor]

Acknowledged and agreed to as of the year and date first written above:

SECURED CREDITORS:

By:
Name:
Title:

EXECUTION VERSION

ANNEX II

FORM OF NON-DISTURBANCE AGREEMENT